As filed with the Securities and Exchange Commission on October 20, 2003
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2003

B&G Foods, Inc. (Exact name of Registrant as specified in its charter)

Delaware	333-39813	13-3916496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Gatehall Drive, Suite 110, Parsippany, New Jersey (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant's telephone number, including area code: (973) 401-6500

Item 2.    Acquisition or Disposition of Assets.

B&G Foods, Inc. (the "Company") is filing this Form 8-K/A to file certain financial statements and pro forma financial information relating to the acquisition (the "Acquisition") by Ortega Holdings Inc. (formerly known as O Brand Acquisition Corp.), a wholly-owned subsidiary of the Company, of substantially all of the assets of the Ortega® brand from Nestle Prepared Foods Company, a Pennsylvania corporation (the "Seller"), and certain of its affiliates (together with the Seller, "Nestle ").

The closing of the Acquisition occurred on August 21, 2003. The Company filed a Form 8-K reporting the Acquisition on August 22, 2003. As stated in such Form 8-K, the Company undertook to file within the period required by the Securities Exchange Act of 1934, as amended, the financial statements of and the pro forma financial information related to the Ortega® business of Nestle  so acquired. The Company is filing such financial statements and pro forma information with this report.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Financial Statements of Business Acquired.

Statements of Net Assets Sold of The Ortega® Brand of Business as of December 31, 2002 and June 30, 2003 (unaudited) and Statements of Direct Revenue and Direct Expenses of the Ortega® Brand of Business for the year ended December 31, 2002 and for the six months ended June 30, 2003 (unaudited) and June 30, 2002 (unaudited)

(b)
Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Combined Financial Statements
Unaudited Pro Forma Combined Balance Sheet at June 28, 2003
Unaudited Pro Forma Combined Statement of Operations for the year    ended December 28, 2002
Unaudited Pro Forma Combined Statement of Operations for the six
   months ended June 28, 2003
Notes to Unaudited Pro Forma Combined Financial Statements

(c)
Exhibits.
None.

Item 7(a) Financial Statements of Business Acquired.

Independent Auditors' Report

The Board of Directors

Nestle  Prepared Foods Company:

We have audited the accompanying Statement of Net Assets Sold as of December 31, 2002 and the related Statement of Direct Revenue and Direct Expenses for the year ended December 31, 2002 of The Ortega Brand of Business ("Ortega"). These financial statements are the responsibility of Nestle  Prepared Foods Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets sold and the liabilities assumed pursuant to the Asset Purchase Agreement (the "Agreement") between Nestle  Prepared Foods Company, Ortega Holdings Inc. (formerly known as O Brand Acquisition Corp.) and B and G Foods, Inc. as described in note 2 and the direct revenue and direct expenses of Ortega, and are not intended to be a complete presentation of Ortega's financial position, results of operations, or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets sold of Ortega as of December 31, 2002 and Ortega's direct revenue and direct expenses for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Short Hills, New Jersey
October 10, 2003

The Ortega Brand of Business
Statements of Net Assets Sold
December 31, 2002
 (Dollars in Thousands)

		June 30,	Dec. 31,
		2003	2002
		(unaudited)
Assets:
	Inventory	$8,276	$8,486
	Property, Plant & Equipment, net	6,525	7,094

	Total Assets	14,801	15,580
Liabilities:
	Accrued Liabilities	1,660	2,157

	Total Liabilities	1,660	2,157
	Net Assets Sold	$13,141 ==========	$13,423 ==========

See accompanying notes to the financial statements.

The Ortega Brand of Business
Statements of Direct Revenue and Direct Expenses
Year Ended December 31, 2002
 (Dollars in Thousands)

	6 Months Ended	6 Months Ended	Year Ended
	June 30,	June 30,	Dec. 31,
	2003	2002	2002
	(unaudited)	(unaudited)

Direct Revenue, net	$37,479	$38,069	$77,453
Direct Sales Commissions	1,273	451	1,790
Direct Cost of Sales	19,681	20,825	41,220
Direct Transportation	2,115	2,098	4,612
Margin Contribution	14,410	14,695	29,831
Direct Marketing and Other Expenses	5,875	4,196	10,563
Product Contribution	8,535	10,499	19,268
Direct Fixed Distribution	1,125	1,185	2,498
Direct Selling, Administrative and Other	4,153	3,746	7,663
Excess of Direct Revenue over Direct Expenses	$3,257 =============	$5,568 =============	$9,107 =========

See accompanying notes to the financial statements.

The Ortega Brand of Business
Notes to Financial Statements
(Dollars in Thousands)
December 31, 2002
(Information as of June 30, 2003 and for the six month periods ended
June 30, 2003 and June 30, 2002 is unaudited)

(1) Background

The Ortega brand of business ("Ortega") of Nestle  Prepared Foods Company (the "Seller") and certain of its affiliates (together with the Seller, "Nestle ") is a leading manufacturer of shelf-stable Mexican food products for the retail and foodservice markets in the United States of America. Ortega's products include taco shells, seasonings, dinner kits, taco sauce, peppers, refried beans, salsa and related Mexican food products sold under the Ortega brand.

On July 29, 2003, B & G Foods, Inc. ("B & G") and Ortega Holdings Inc. (formerly known as O Brand Acquisition Corp.), a wholly-owned subsidiary of B & G (the "Buyer"), entered into an asset purchase agreement (the "Agreement") with the Seller, pursuant to which the Buyer purchased certain assets and assumed certain liabilities of Nestle  pertaining to the Ortega brand of Mexican food products and the Stoughton, Wisconsin manufacturing facility. This transaction was consummated on August 21, 2003. Excluded from the sale were the Ortega lines of cheese sauces, dipping cups and the Ortega Amigo dispensing units sold into the foodservice and club channels which Nestle  will continue to sell under the Ortega brand through a transitional license. Prior to this transaction, the Ortega business was operated as a part of Nestle . During the year ended December 31, 2002, approximately 87% of Ortega sales were to retail customers with the remaining 13% to customers in the foodservice channel.

(2) Basis of Presentation

The Statement of Net Assets Sold and the Statement of Direct Revenue and Direct Expenses consist of account balances specifically identified by Nestle 's management. The accompanying financial statements were prepared to present only certain assets sold to and liabilities assumed by B&G pursuant to the Agreement and revenue and expenses related to the Ortega branded products of Nestle . While these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, they are not intended to be a complete presentation of the assets, liabilities, revenue and expenses of the Ortega brand of business.

Nestle  does not account for Ortega as a separate entity. Accordingly, the information included in the accompanying financial statements has been obtained from Nestle 's consolidated financial records. The financial statements include allocations as discussed in note 3. Nestle 's management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred by Ortega on a stand-alone basis, since certain other expenses, as discussed in note 3, are incurred for services provided to, or on behalf of, Ortega that are not included in the accompanying financial statements. Tax expense has not been included in the Statement of Direct Revenue and Direct Expenses, as this expense is not specifically identifiable to Ortega.

The Ortega Brand of Business
Notes to Financial Statements
(Dollars in Thousands)
December 31, 2002
(Information as of June 30, 2003 and for the six month periods ended
June 30, 2003 and June 30, 2002 is unaudited)

The Statement of Net Assets Sold includes only those assets and liabilities that are included in the Agreement. Additionally, the Statement of Direct Revenue and Direct Expenses excludes the results of discontinued operations, namely a frozen line of Ortega products that was launched in 1999 and subsequently discontinued in 2002.

Under Nestle 's centralized cash management system, cash requirements of Ortega are provided directly by Nestle , and cash generated by Ortega is remitted directly to Nestle . Transaction systems (e.g., payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions are provided by centralized company organizations outside the defined scope of the Ortega business. Most of the corporate systems are not designed to track assets/liabilities and receipts/payments on a product specific basis. Given these constraints, and the fact that only certain assets and liabilities of Ortega have been sold, a statement of cash flows could not be prepared.

(3) Significant Accounting Policies

(a) Revenue Recognition

Revenue is recognized when the products are shipped and when the risks and rewards of ownership of the goods have been transferred to the buyer. Direct revenue represents the sale of products, net of sales rebates and an estimate of product returns. Volume, promotional, price, cash and other discounts and customer incentives are accounted for as a reduction of revenue in accordance with Emerging Issues Task Force ("EITF") No. 01-09, "Accounting for the Consideration Given by a Vendor to a Customer."

(b) Direct Cost of Sales

Direct cost of sales includes all variable and fixed costs associated with producing the product, including raw materials, packaging supplies, direct labor, indirect labor, the cost of goods purchased from third parties and fixed factory overheads including depreciation.

(c) Direct Marketing and Other Expenses

Direct marketing expenses represent all non-trade promotion marketing, which includes media advertising, fixed promotions and market research. Other expenses primarily include packaging design costs, product donations and plant trials. Direct marketing and other expenses includes allocated overhead expenses of $43, $173, and $359 for the six-month periods ended June 30, 2003 (unaudited) and June 30, 2002 (unaudited) and the year ended December 31, 2002, respectively. Direct marketing and other expenses are allocated based on an estimate of the sales of Ortega compared to the combined total sales of the Seller and Nestle  USA, Inc. ("Nestle  USA"), an affiliate of the Seller.

The Ortega Brand of Business
Notes to Financial Statements
(Dollars in Thousands)
December 31, 2002
(Information as of June 30, 2003 and for the six month periods ended
June 30, 2003 and June 30, 2002 is unaudited)

(d) Direct Fixed Distribution

Direct fixed distribution expenses represent costs associated with the operation of Nestle 's centralized distribution facilities, including storage and handling, facility-related inventory management and order entry systems and related corporate administrative support services. Direct fixed distribution includes $281, $345, and $728 of allocated overhead costs for the six-month periods ended June 30, 2003 (unaudited) and June 30, 2002 (unaudited), and the year ended December 31, 2002, respectively, allocated to Ortega based on an estimate of the sales of Ortega compared to the combined total sales of the Seller and Nestle  USA.

(e) Direct Selling, Administrative and Other Expenses

Direct selling, administrative and other expenses are either specifically identifiable to Ortega, or are allocated to Ortega based on an estimate of the sales of Ortega compared to the combined total sales of the Seller and Nestle  USA. Direct selling, administrative and other expenses includes allocated overhead expenses of $2,819, $2,288, and $4,696 for the six-month periods ended June 30, 2003 (unaudited) and June 30, 2002 (unaudited), and the year ended December 31, 2002, respectively. Such allocated expenses represent those charges that are attributable to Ortega, and include Nestle 's related expenses, such as employee benefits, human resources, management information systems, finance and selling and other general and administrative expenses. Certain other expenses that are provided to Ortega by Nestle  but are not directly attributable or specifically identifiable to Ortega have been excluded from the allocation of direct selling, administrative and other expenses in the accompanying financial statements. These expenses primarily include Nestle 's corporate-related costs such as executive compensation, corporate identity promotional costs, training and conference center costs, derivative valuations, and general corporate expenses.

The Ortega Brand of Business
Notes to Financial Statements
(Dollars in Thousands)
December 31, 2002
(Information as of June 30, 2003 and for the six month periods ended
June 30, 2003 and June 30, 2002 is unaudited)

(f) Inventory

Finished goods inventories are stated at the lower of cost or market, with cost being determined using the average cost and first-in, first-out methods. Raw material inventories are stated at actual cost.

(g) Property, Plant and Equipment, net

Property, plant and equipment are stated at cost, net of accumulated depreciation directly related to the assets. Alterations and major overhauls that extend the lives or increase the capacity of the assets are capitalized. Ordinary repairs and maintenance are charged to operating costs. Depreciation is computed using the straight-line method over the estimated useful lives. Land is not depreciated.

The rates of depreciation used are based on the following useful lives:

Land improvements	20 to 40 years
Buildings	10 to 50 years
Plant and machinery	5 to 17 years
Tools, furniture, and sundry	2 to 10 years
Vehicles	3 years
Information technology equipment	5 years

When properties are retired or otherwise disposed of, related cost and accumulated depreciation are removed from the accounts. Any related gain or loss has been excluded from the Statement of Direct Revenue and Direct Expenses.

(h) Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. In addition, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if Ortega had been operated as a separate entity, or the future results of Ortega.

The Ortega Brand of Business
Notes to Financial Statements
(Dollars in Thousands)
December 31, 2002
(Information as of June 30, 2003 and for the six month periods ended
June 30, 2003 and June 30, 2002 is unaudited)

(4) Inventory

Inventory is as follows:

	June 30, 2003	December 31, 2002
	(unaudited)
Raw Materials	$692	$885

Finished Goods	7,584	7,601

Total Inventory	$8,276 ============	$8,486 ===============

(5) Property, Plant and Equipment, net

Property, plant and equipment are summarized as follows:

December 31, 2002
Land	$130
Buildings	2,516
Plant and Machinery	11,233
Furniture and Equipment	181
Vehicles	17
Information Technology Equipment	379
14,456
Less Accumulated Depreciation	(7,362)

Property, Plant & Equipment, net	$7,094 ===============

The Ortega Brand of Business
Notes to Financial Statements
 (Dollars in Thousands)
December 31, 2002
(Information as of June 30, 2003 and for the six month periods ended
June 30, 2003 and June 30, 2002 is unaudited)

(6) Accrued Liabilities

Accrued liabilities are as follows:

	June 30, 2003	December 31, 2002
	(unaudited)
Accrued Sick Leave & Vacation	$179	$163
Accrued Broker Commissions	292	419
Accrued Coupon Redemption	978	1,387
Accrued Freight	211	188
Total Accrued Liabilities	$1,660 ============	$2,157 ===============

(7) Commitments and Contingencies

From time to time, Nestle  is involved in litigation arising from its ordinary course of business. Such litigation, as defined in the Agreement, is the responsibility of Nestle .

Ortega does not have any material commitments or contingencies.

Item 7(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Combined Financial Statements
 (Dollars in Thousands)

The following sets forth certain unaudited pro forma combined financial information of B&G Foods, Inc. and subsidiaries (the "Company" or "B&G") as of June 30, 2003 and for the year ended December 28, 2002 and the six months ended June 30, 2003. The unaudited pro forma combined financial statements give effect to the acquisition (the "Ortega Acquisition") of certain assets of The Ortega Brand of Business ("Ortega"), which was consummated on August 21, 2003, and the related financing.

The unaudited pro forma combined balance sheet at June 28, 2003 combines the historical consolidated balance sheet of B&G at June 28, 2003 with the statement of net assets sold of Ortega at June 30, 2003 and gives effect to the Ortega Acquisition and related financing as if such transactions occurred on June 28, 2003. The unaudited pro forma combined statements of operations for the year ended December 28, 2002 and the six months ended June 28, 2003 combine the historical consolidated statements of operations of B&G for the respective periods with the statements of direct revenues and direct expenses of Ortega for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively, and gives effect to the Ortega Acquisition and related financing as if such transactions occurred on December 30, 2001.

On August 21, 2003, the Company acquired the assets of Ortega for approximately $117,826, including transaction costs, from Nestle  Prepared Foods Company. In connection with this transaction, the Company entered into a $200,000 senior secured credit facility comprised of a $50,000 five-year revolving credit facility (the "Revolving Credit Facility") and a $150,000 six-year term loan facility (the "Term Loan"). The proceeds of the Term Loan and of certain drawings under the Revolving Credit Facility were used to fund the Ortega Acquisition and refinance the Company's then-existing credit facility.

The unaudited pro forma combined financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma combined financial information does not purport to represent the Company's results of operations or financial position that would have resulted had the Ortega Acquisition to which pro forma effect is given been consummated as of the date or for the periods indicated. Additionally, the pro forma combined statements of operations should not be considered indicative of expected future results. The Ortega Acquisition has been accounted for herein by the purchase method of accounting. The pro forma information reflects preliminary estimates of the allocation of the purchase price for the Ortega Acquisition, which may be adjusted based upon a valuation study to be completed. Management does not expect such adjustments to be material.

The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company included in the Company's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission and the financial statements of Ortega included in Item 7(a) of this Current Report.

B&G Foods, Inc.
Unaudited Pro Forma Combined Balance Sheet
June 28, 2003
 (Dollars in Thousands)

	(1) B&G Jun. 28, 2003	(2) Ortega Jun. 30, 2003	Pro Forma Adjustments		As Adjusted by Pro Forma Adjustments Jun. 28, 2003

Assets

Cash and cash equivalents	$ 13,896	$ 0	$ (6013)	(7)	$ 7,883
Trade accounts receivable, net	19,336	0	0		19,336
Inventories	69,110	8,276	100	(3)	77,486
Prepaid expenses	3,650	0	0		3,650
Deferred income taxes	1,485	0	231	(3)	1,716
Total current assets	107,477	8,276	(5,682)		110,071

Property, plant and equipment, net	37,843	6,525	0		44,368
Goodwill, net of accumulated amortization	112,319	0	74,463	(3)	186,782
Trademarks, net of accumulated amortization	162,781	0	30,700	(3)	193,481
Other assets	7,977	0	2,727	(4)	10,704
Total assets	$ 428,397	$ 14,801	$ 102,208		$ 545,406

Liabilities and Stockholder's Equity
Current installments of long-term debt	$ 5,670	$ 0	$ (4,170)	(5)	$ 1,500
Trade accounts payable	19,343	0	0		19,343
Accrued Expenses	18,140	1,660	600	(3)	20,400
Due to related party	208	0	0		208
Total current liabilities	43,361	1,660	(3,570)		41,451
Long-term debt	258,065	0	109,491	(5)	367,556
Revolving Credit Facility	0	0	12,000	(5)	12,000
Other liabilities	319	0	0		319
Deferred income taxes	42,300	0	0		42,300
Total liabilities	344,045	1,660	117,921		463,626
Common stock, $0.01 par value per share. Authorized 1,000 shares; issued and outstanding 1 share in 2002	0	0	0		0
Additional paid-in-capital	56,392	0	0		56,392
Retained earnings	27,960	13,141	(15,713)	(6)	25,388
Total stockholder's equity	84,352	13,141	(15,713)		81,780
Total liabilities and stockholder's equity	$ 428,397	$ 14,801	$ 102,208		$ 545,406

See accompanying notes to unaudited pro forma combined financial statements.

B&G Foods, Inc.
Unaudited Pro Forma Combined Statement of Operations
December 28, 2002
 (Dollars in Thousands)

	(8) B&G Dec. 28, 2002	(9) Ortega Dec. 31, 2002	Pro Forma Adjustments		As Adjusted by Pro Forma Adjustments Dec. 28, 2002

Statement of Operations:

Net sales	$ 293,677	$ 75,630	$ 0		$ 369,307
Cost of goods sold	203,707	45,806	0		249,513
Gross profit
	89,970	29,824	0		119,794
Sales, marketing and distribution expenses	35,852	22,114	0		57,966
General and administrative expenses	4,911	0	0		4,911
Related party	500	0	0		500
Environmental clean-up	100	0	0		100
Operating income
	48,607	7,710	0		56,317

Derivative gain	(2,524)	0	0		(2,524)
Interest expense	26,626	0	5,294	(10)	31,920
Income before income tax expense
	24,505	7,710	(5,294)		26,921

Income tax expense	9,260	0	913	(11)	10,173
Net income
	$ 15,245	$ 7,710	$ (6,207)		$ 16,748

See accompanying notes to unaudited pro forma combined financial statements.

B&G Foods, Inc.
Unaudited Pro Forma Combined Statement of Operations
June 28, 2003

(Dollars in Thousands)
	(8) B&G Jun. 28, 2003	(9) Ortega Jun. 30, 2003	Pro Forma Adjustments		As Adjusted by Pro Forma Adjustments Jun. 28, 2003

Statement of Operations:

Net sales	$ 143,823	$ 36,095	$ 0		$ 179,918
Cost of goods sold	100,250	21,546	0		121,796
Gross profit	43,573	14,549	0		58,122

Sales, marketing and distribution expenses	16,405	10,771	0		27,176
General and administrative expenses	2,725	0	0		2,725
Related party	250	0	0		250
Operating income	24,193	3,778	0		27,971

Interest expense	13,997	0	1,964	(10)	15,961
Income before income tax expense	10,196	3,778	(1,964)		12,010

Income tax expense	3,925	0	698	(11)	4,623
Net income	$ 6,271	$ 3,778	$ (2,662)		$ 7,387

See accompanying notes to unaudited pro forma combined financial statements.

B&G Foods, Inc.
Notes to Unaudited Pro Forma
Combined Financial Statements
(Dollars in Thousands)

The unaudited pro forma combined financial statements have been adjusted for the items set forth below.

Notes to Unaudited Pro Forma Combined Balance Sheet

(1)            Represents the Company's historical unaudited consolidated balance sheet as of June 28, 2003.

(2)            Represents the historical unaudited statement of net assets sold of Ortega as of June 30, 2003.

(3)            The following reflect the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired based upon available information for the Ortega Acquisition. These allocations may be adjusted based on the results of a valuation study and other analyses; however, we do not expect such adjustments to be material.

Purchase price, including transaction costs	$118,035
Net book value of assets acquired	(13,141)
Subtotal
104,894
Fair value adjustments:
Inventory
100
Trademarks
30,700
Fixed assets (fair value approximates book value)	0
Pension liability	(600)
Deferred taxes
231
Subtotal
30,431

Excess of cost over fair value of net assets acquired (goodwill)	$ 74,463

                Trademarks are deemed to have an indefinite useful life and are not amortized.

(4)            Reflects deferred financing charges incurred in connection with the $200,000 senior secured credit facility, which will be amortized over six years, the respective term of the related debt.

Deferred financing charges incurred	$5,299
Write-off of deferred financing charges related to debt paid off	(2,572)
Net increase to deferred financing charges	$ 2,727

B&G Foods, Inc.
Notes to Unaudited Pro Forma
Combined Financial Statements
(Dollars in Thousands)

(5) Reflects the borrowings to finance the Ortega Acquisition as follows:

Term Loan	$150,000
Revolving Credit Facility	12,000
Total additional debt	162,000
Payoff of existing credit facility	44,679
Net increase in debt	$117,321

Increase in Revolving Credit Facility	$ 12,000
Decrease in short-term portion	(4,170)
Increase in long-term portion	109,491
$ 117,321

(6)	Reflects the elimination of Ortega historical stockholders' equity	$(13,141)
	Write-off of existing deferred financing charges related to debt paid off	(2,572)
	Net decrease in retained earnings	$ (15,713)
(7)	Cash used by B&G for the Ortega Acquisition.	$ (6,013)

Notes to Unaudited Pro Forma Combined Statement of Operations

(8)            Represents B&G's consolidated results of operations for the fiscal year ended December 28, 2002 and unaudited consolidated results of operations for the six-months ended June 28, 2003.

(9)            Represents Ortega's historical statement of direct revenue and direct expenses for Ortega for the year ended December 31, 2002 and historical unaudited statement of direct revenue and direct expenses for the six-months ended June 30, 2003.

(10)          Adjust to eliminate the Company's historical interest expense and to reflect the Company's pro forma interest expense associated with borrowing for the acquisitions and amortization of deferred debt issuance costs:

B&G Foods, Inc.
Notes to Unaudited Pro Forma
Combined Financial Statements
(Dollars in Thousands)

	Dec. 2002	Jun. 2003
Historical interest expense	$ (26,626)	$ (13,997)
$220,000 Senior Subordinated Notes (9.625%)	21,175	10,588
$150,000 Term Loan (5.0%)	7,500	3,750
$12,000 Revolving Credit Facility Balance (5.0%)	600	300

Amortization of deferred debt issuance costs. In connection with (i) the issuance of $220,000 of 9 5/8% Senior Subordinated Notes due August 1, 2007 (the "Notes") with interest payable semiannually on February 1 and August 1 of each year, of which $120,000 principal amount was originally issued in August 1997 and $100,000 principal amount was originally issued in March 2002 and (ii) the entering into of the Company's $150,000 Amended and Restated Term Loan Agreement on August 21, 2003 (the "Term Loan"), the Company incurred approximately $9,583 and $5,299, respectively, in deferred debt issuance costs which are being amortized over the life of the Notes (10 years) and the Term Loan (6 years)

	2,645	1,323

Incremental interest expense	$ 5,294	$ 1,964

A 12.5 basis point increase in interest rates, applied to the Company's borrowings at June 28, 2003 and December 28, 2002, would result in an annual increase in interest expense and a corresponding reduction in cash flow of approximately $62.0 and $124.0, respectively.

11.            Adjust income tax expense to reflect the tax expense on the Ortega pre-tax income and to tax effect the other pro forma adjustments using a statutory income tax rate of 37.8%.

Item 7(c) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.
Dated: October 20, 2003	By: /s/ Robert C. Cantwell

Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer